UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2006

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 28, 2006, Hines Real Estate Investment Trust, Inc. ("Hines REIT") filed a Current Report on Form 8-K with regard to the acquisition on November 21, 2006 by a wholly-owned subsidiary of Hines REIT Properties, L.P., its majority-owned subsidiary (and together with Hines REIT, the "Company"), of 3400 Data Drive, an office property located in Rancho Cordova, California, (the "Property") as described in such Current Report. This Amendment to the Current Report includes financial information relating to the Property. After reasonable inquiry, the Company is not aware of any material factors relating to the Property that would cause the reported financial information relating to it not to be necessarily indicative of future operating results.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

3400 Data Drive, Rancho Cordova, California — For the Nine Months Ended September 30, 2006 (Unaudited) and For the Year Ended December 31, 2005

Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Hines Real Estate Investment Trust, Inc.

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005
Unaudited Notes to Pro Forma Consolidated Financial Statement

(c) Exhibits. None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

December 26, 2006	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer